SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2004

CLARION TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	0-24690 (Commission File No.)	91-1407411 (IRS Employer Identification No.)

      38 West Fulton, Suite 300, Grand Rapids, Michigan 49503
(Address of principal Executive Offices including Zip Code)

Registrant’s telephone number, including area code: (616) 233-6680

Item 9. Regulation FD Disclosure

        Clarion Technologies, Inc. is holding its annual meeting of stockholders on Wednesday, May 12, 2004. The Power Point presentation, which will be presented by Clarion Technologies, Inc. at the annual meeting, is attached to this Current Report on Form 8-K as Exhibit 99.1.

        Clarion Technologies, Inc. is filing this Current Report on Form 8-K under Item 9, including the related exhibits, pursuant to Item 9 and the Securities and Exchange Commission’s Regulation FD, and it shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARION TECHNOLOGIES, INC. By: /s/ Edmund Walsh —————————————— Edmund Walsh Chief Financial Officer

Date: May 12, 2004

EXHIBIT INDEX

Exhibit 99.1 -	Power Point presentation made by Clarion Technologies, Inc. at the annual meeting of stockholders on May 12, 2004.